UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Edgewater Technology, Inc.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reg. (S) 240.14a-101
SEC 1913 (3-99)

EDGEWATER TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2002

NOTICE AND PROXY STATEMENT

April 17, 2002

Dear Edgewater Technology, Inc. Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the Edgewater Technology, Inc. 2002 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. Eastern Time on Wednesday, May 22, 2002 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109.

At the meeting, you and the other stockholders will elect six directors to the Edgewater Technology, Inc. Board of Directors. You will find other detailed information about Edgewater Technology, Inc. and its operations, including its audited financial statements, in the enclosed 2001 Annual Report. We hope you can join us on May 22, 2002.

Whether or not you can attend the meeting, please read the enclosed Proxy Statement. When you have done so, please mark your vote on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed preaddressed, postage paid envelope or you may cast your vote by telephone, or through the Internet. Instructions for voting by telephone or through the Internet are included with your proxy. Your vote is important, so please return your proxy or vote by telephone or vote through the Internet promptly.

Thank you for your continued interest in Edgewater Technology, Inc. We look forward to seeing you at the meeting.

Sin	cerely,

Sh	irley Singleton
President and Chief Executive Officer

20 Harvard Mill Square • Wakefield, MA 01880 • 781-246-3343 • Fax 781-246-5903

EDGEWATER TECHNOLOGY, INC.
20 Harvard Mill Square
Wakefield, Massachusetts 01880

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2002

To the Stockholders:

Edgewater Technology, Inc. will hold its Annual Meeting of Stockholders at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, on Wednesday, May 22, 2002 at 10:00 a.m., Eastern Time.

We are holding this meeting for the following purposes:

•	to elect six directors to serve until the 2003 annual meeting of stockholders; and

•	to transact any other business that may properly come before the Annual Meeting.

The Board of Directors selected March 28, 2002 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders on that date will be available for inspection at the corporate headquarters of Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts, during normal business hours for the ten day period prior to the Annual Meeting. Only holders of our common stock as of the close of business on March 28, 2002 are entitled to vote at the Annual Meeting or any adjournment thereof.

This Proxy Statement, proxy and Edgewater Technology, Inc.’s 2001 Annual Report to Stockholders are being distributed on or about April 18, 2002.

By	Order of the Board of Directors,

Ke	vin R. Rhodes
Co	rporate Secretary
Wakefield, Massachusetts
April 17, 2002

EDGEWATER TECHNOLOGY, INC.
PROXY STATEMENT

i

GENERAL INFORMATION

Annual Meeting Information

This Proxy Statement contains information related to the Annual Meeting of Stockholders of Edgewater Technology, Inc. to be held on Wednesday, May 22, 2002, beginning at 10:00 a.m., Eastern Time at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, and any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to stockholders on or around April 18, 2002.

Q: Who	is soliciting my proxy?

A:
We, the Board of Directors of Edgewater Technology, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Edgewater Technology, Inc.’s 2002 Annual Meeting of Stockholders. Certain directors, officers and employees of Edgewater Technology, Inc. may (without compensation), and Georgeson Shareholder Communications, Inc. (our proxy solicitor) will, solicit proxies on our behalf by mail, phone, fax, or in person.

Q:	Who is paying for this solicitation?

A:
Edgewater Technology, Inc. will pay for the solicitation of proxies, including Georgeson Shareholder Communications, Inc.’s estimated fee of $5,000 plus out-of-pocket expenses. Edgewater Technology, Inc. also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Edgewater Technology, Inc. common stock.

Q:	What am I voting on?

A:	The election of Clete T. Brewer, Shirley Singleton, William J. Lynch, Charles A. Sanders, Bob L. Martin, and Michael R. Loeb to the Board of Directors.

Q:	Who can vote?

A:
Only those who owned common stock at the close of business on March 28, 2002, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have one vote per share for each director up for election at the Annual Meeting.

Q:	What does “beneficially owned” mean?

A:	Under the Securities and Exchange Commission’s (the “SEC”) definition, “beneficial ownership” of shares means shares over which a person has sole or shared voting or investment power.

Q:	How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope or vote by telephone or through the Internet. If you wish the individuals named as proxies to vote for all nominees, then check the boxes marked “FOR.”

Q:	Can I vote by telephone or electronically?

A:
If you are registered stockholder (that is, if you have your stock in certificate form or participate in the Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 5:00 p.m. on May 21, 2002.

Q:	What are the consequences of my voting decision?

A:
If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares “FOR” the election of the nominees for director and in their discretion with respect to any other matter properly brought before the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person, you automatically revoke your proxy.

Q:	Can I change my vote after I return my proxy card?

A:
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary either written notice of your revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Q:	What is the Board’s recommendation?

A:	The Board’s recommendation is set forth in Item 1—Election of Directors in this Proxy Statement. The Board recommends a vote for the election of each of the nominees described in that section.

Q:	What constitutes a quorum?

A:
On the record date, we had 11,608,122 shares of common stock, $.01 par value, outstanding and approximately 2,658 record holders. Each share of our common stock is entitled to one vote per share. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of votes entitled to be cast as of the record date are present in person or represented by effective proxies.

Q:	What happens if a quorum is not present?

A:
If a quorum is not present at the scheduled time of the Annual Meeting, then the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given.

Q:	What vote is required in the election of directors?

A:
Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting. This means that the six nominees will be elected if they receive more affirmative votes than any other nominees.

Q:	What are broker non-votes and abstentions?

A:
If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated a “broker non-vote”). Under the rules of the New York Stock Exchange, Inc., the election of directors is a discretionary matter, enabling brokers to vote on the election of directors even if they have not received instructions from beneficial owners. Even though brokers are entitled to exercise their discretion and vote on director elections without instructions from beneficial owners, they are not required to do so. An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting, although taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

Q:	How do broker non-votes and abstentions effect the existence of a quorum and the vote required in the election of directors?

A:
Broker non-votes and abstentions are included in determining the number of shares represented for purpose of determining whether a quorum is present at a stockholders’ meeting. Because directors will be elected by a plurality of the votes cast (i.e., the six director nominees receiving the greatest number of votes will be elected) at the Annual Meeting, an abstention would have no effect on the vote concerning the election of directors and thus, is not being offered as a voting option in the election of directors. Under Delaware law, broker non-votes are not considered to be a vote cast.

Q:	What happens if I withhold my vote for an individual director?

A:
Withheld votes are counted as “NO” votes for the individual director. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD AUTHORITY.” If you wish your shares to be voted for some nominees, and not voted for others, then indicate the name(s) of the nominee(s) for whom you are withholding authority to vote by writing the name(s) of such nominee(s) in the space provided in the proxy.

Q:	Can I vote on other matters?

A:
Our Amended and Restated Bylaws limit the matters presented at an annual meeting to those in a notice of annual meeting and those otherwise properly presented at an annual meeting. For nominations of persons for election to the Board of Directors and other business matters, in each instance, other than those persons listed or matters included in a notice of annual meeting, to be properly presented at an annual meeting, our Amended and Restated Bylaws require that both of the following conditions be satisfied: (a) the alternative director nominees or other matter(s) must be a proper subject for stockholder action under the Delaware General Corporation Law; and (b) the stockholder must have given timely written notice of the alternative director nominees or other matters to be brought before an annual meeting. To be timely, a stockholder’s notice must have been delivered to our Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of our prior year’s annual meeting. Since none of our stockholders provided notice for any alternative director nominees or any other business matters during the period of March 6, 2002 to April 5, 2002 (which is the 60-90 day period prior to the first anniversary (i.e., June 6, 2002) of last year’s annual meeting), no director nominees or other business matters, other than those included in the Notice of Annual Meeting, may properly come before the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of EquiServe Trust Company, N.A., our transfer agent, will tabulate the votes.

Q:	When are 2003 stockholder proposals or other stockholder business matters due?

A:
To be considered for presentation at our 2003 annual meeting of Stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must be received at our offices no later than February 3, 2003. For stockholder proposals or other business matters submitted outside the proposal process identified in the preceding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2003 annual meeting during the thirty day period of February 19, 2003 through March 21, 2003, then no business matters, other than those included in the notice of annual meeting for the 2003 annual meeting, may properly come before the 2003 annual meeting. All proposals and notifications for the 2003 annual meeting should be addressed in writing to the attention of the Corporate Secretary, Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880 and should satisfy the particular requirements of our Amended and Restated Bylaws.

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors (which is sometimes referred to in this Proxy Statement as the “Board”) consists of six persons each of whose term expires at the Annual Meeting. Each of our directors began serving their current term at last year’s annual meeting on June 6, 2001. At the Annual Meeting, you and the other stockholders will elect six individuals to serve as directors until the 2003 annual meeting or until their successors are duly elected and qualified.

The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. WE RECOMMEND A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES.

Below are the names and ages of the director nominees, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election

Name	Age	Experience
Shirley Singleton	50
Ms. Singleton co-founded Edgewater Technology (Delaware), Inc. (“Edgewater Delaware”), in 1992 and currently serves as President and Chief Executive Officer of our company. Edgewater Delaware is now a wholly-owned subsidiary of our company. Prior to co-founding Edgewater Delaware, Ms. Singleton was Vice President and General Manager of the Northeast region of Logica North America. Ms. Singleton has served as a director of our company since June 2001.

Clete T. Brewer	36
Co-founded our company in March 1996 and served until September 1999 as our President and Chief Executive Officer. In September 1999, Mr. Brewer became our Chairman and retained his position as our Chief Executive Officer until January 8, 2002. Mr. Brewer became our company’s Non-Executive Chairman on January 9, 2002. Mr. Brewer serves on various private company boards. Mr. Brewer has served as a director of our company since March 1996.

Name	Age	Experience
William J. Lynch	59
Mr. Lynch is a venture partner of Catterton Partners, LLC, a private equity firm. From March 1996 to December 2000, Mr. Lynch served as a Managing Director of Capstone Partners, LLC, a venture capital firm. Prior to that time, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch also serves as a director of NYFIX, Inc., a publicly traded company. Mr. Lynch has served as a director of our company since October 1996.

Charles A. Sanders	70
Mr. Sanders is retired from Glaxo, Inc. where he served as Chief Executive Officer from 1989 through 1994 and Chairman from 1992 through 1995. Dr. Sanders currently serves as Chairman of The Commonwealth Fund and Project HOPE. Mr. Sanders is also a director of Pharmacopoeia, Inc., Scios, Inc., Vertex Pharmaceuticals Incorporated, Gentera, Inc., Trimeris, Inc., Genentech, Inc. and Biopure, Corp., which are all publicly traded companies. Mr. Sanders has served as a director of our company since October 1996.

Bob L. Martin	53
From 1993 to 1999, Mr. Martin was President and Chief Executive Officer of Wal-Mart International, the international division of Wal-Mart Stores, Inc. Prior to his position as President and Chief Executive Officer of Wal-Mart International, Mr. Martin served nine years as the Chief Information Officer of Wal-Mart Stores, Inc. Mr. Martin is also a director for Students in Free Enterprise, Sabre Group Holdings, Inc., a publicly traded company, and Santa Clara University. Mr. Martin is a member of the Council of the Americas and serves on the Executive Advisory Board of the University of Arkansas. Mr. Martin has served as a director of our company since September 1999.

Michael R. Loeb	46
Since 1991, Mr. Loeb has been President of the Synapse Group, Inc. and its Chief Executive Officer since December 1997. Mr. Loeb has also been a director of the Synapse Group, Inc. since March 1993. Prior to co-founding the Synapse Group, Inc. and becoming its President in 1991, Mr. Loeb had an eight year career at AOL/Time Warner, where he held a number of positions including Consumer Marketing Director for Sports Illustrated and Vice President of Consumer Marketing of Entertainment Weekly. At Time, he also helped introduce SI for Kids. Mr. Loeb was also responsible for starting the direct response division of Deutsch Agency immediately prior to co-founding the Synapse Group, Inc. Mr. Loeb is also a director of Gift Services, L.L.C. Mr. Loeb has served as a director of our company since April 2000.

Other Named Executive Officers

Provided below are the names, ages and principal occupation or employment for at least the last five years for certain persons that are currently executive officers of our company. Also provided below, is a person that was an executive officer of our company until his employment with us ended during the 2001 fiscal year and his principal occupation or employment for at least the past five years. The information provided below, for this person that is no longer employed by us, is included in this Proxy Statement because this person is considered a highly compensated executive officer based on the compensation he received from us as an employee during the 2001 fiscal year, as well as his policy-making authority during such period.

Name	Age	Experience
David Clancey	46
Senior Vice President—Chief Technology Officer of our company since June 6, 2001. Mr. Clancey co-founded Edgewater Delaware in 1992 with Ms. Singleton and has been Edgewater Delaware’s Senior Vice President—Chief Technology Officer since 1992. Prior to co-founding Edgewater Delaware, Mr. Clancey was a Systems Architect and Chief Technology Officer at Logica Data Architects.

Gordon Y. Allison	42
Executive Vice President—General Counsel of our company since June 1997. Prior to joining our company, Mr. Allison served as the Vice President—General Counsel of Pace Industries, Inc. from February 1995 to June 1997. Beginning in May 1992, Mr. Allison practiced law at the firm of Giroir, Gregory, Holmes & Hoover LLC in Little Rock, Arkansas and was a partner from January 1994 until his employment began with Pace Industries, Inc. From 1990 to 1992, Mr. Allison was a special counsel in the Division of Corporation Finance at the SEC in Washington, D.C. and from 1988 to 1990 he was a staff attorney in the Division of Corporation Finance of the SEC. Mr. Allison is a certified public accountant and worked at Arthur Andersen LLP prior to attending law and graduate business school. Mr. Allison received his Masters of Laws in Securities Regulation and Taxation from the Georgetown University Law School. Prior to attending the Georgetown University Law School, Mr. Allison received his Juris Doctor from the University of Arkansas School of Law and his Masters of Business Administration from the University of Arkansas School of Business.

Terry C. Bellora	55
Terry Bellora was our Chief Financial Officer until his employment with our company ended on December 1, 2001. Mr. Bellora joined our company as Chief Financial Officer in August 1996. Prior to joining our company, Mr. Bellora served as Chief Financial Officer of Pace Industries, Inc. from 1986 to August 1996. Mr. Bellora served as a director of Pace Industries, Inc. from 1988 to 1993 and as an advisory director of Pace Industries, Inc. from 1993 to August 1996. Mr. Bellora is a certified public accountant and was previously an audit partner for a regional accounting firm prior to his employment with Pace Industries, Inc.

New 2002 Named Executive Officers

We anticipate that David Gallo and Kevin Rhodes who are currently the Chief Operating Officer and Chief Financial Officer of our company, respectively, will be in the Named Executive Officer group in our proxy statement for our 2003 annual stockholders’ meeting. Mr. Gallo who joined Edgewater Delaware at its inception in 1992 became our company’s Chief Operating Officer in June 2001. Prior to joining Edgewater Delaware, Mr. Gallo was a Systems Manager at Mellon Bank in Boston, Massachusetts. Mr. Gallo is 40 years old. Mr. Rhodes who joined our company as Vice President—Finance in April 2001, became our company’s Chief Financial Officer in January 2002. Mr. Rhodes is also our company’s Corporate Secretary. Mr. Rhodes, who is a certified public accountant, was Vice President of Finance at Eliassen Group, Inc. in Wakefield, Massachusetts from 1997 until he joined our company. Prior to joining Eliassen Group, Inc., Mr. Rhodes was a Regional Controller at Waste Management, Inc. in Wakefield, Massachusetts from 1992 to 1996. Mr. Rhodes is 33 years old.

Committees and Meetings

We have three standing Board Committees.

The Audit Committee

•	Reviews with the independent accountants, the accountants’ annual report and scope of the next year’s audit;
•	Nominates the independent accountants to the Board of Directors;
•	Reviews any consulting services provided by the independent accountants and evaluates the effect these services may have on the accountants’ independence;
•	Reviews with the independent accountants the adequacy of internal accounting and control systems; and
•	Reviews with management and the independent accountants the accounting and financial reporting requirements and practices.

The members are Charles A. Sanders (Chairman), William J. Lynch and Bob L. Martin.

The Compensation Committee

•	Reviews annually and recommends to the Board of Directors the Chief Executive Officer’s total compensation;
•	Reviews compensation and recommends changes for executive officers of our company and its subsidiaries; and
•	Administers the stock incentive plans, the executive officer incentive bonus plan and other executive compensatory matters.

The members are Bob L. Martin (Chairman), William J. Lynch and Michael R. Loeb.

The Nominating Committee

•	Recommends the size of the Board;
•	Recommends nominees for election to serve as directors; and
•	Recommends Board Committee membership.

The members are Michael R. Loeb (Chairman), Charles A. Sanders and William J. Lynch. Any stockholder wishing to propose a nominee to the Board should submit a recommendation in writing to our company’s Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

During fiscal 2001, our Board and various Board Committees held the following number of meetings and acted by unanimous written consent: Board of Directors, seven (three of which were regular meetings, one annual meeting and three of which were special meetings) Audit Committee, five; Compensation Committee, five (three of which were meetings and two actions by unanimous written consent); Nominating Committee, none. No director attended fewer than 75% of the aggregate Board meetings and Board Committee meetings on which that director served.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table provides information as of March 28, 2002 about the beneficial ownership of our company’s common stock by: (1) the persons known to us to be beneficial owners of more than 5% of our company’s outstanding common stock; (2) our Directors; (3) each Named Executive Officer; and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated.

	Beneficial Ownership
Name and Address of Principal Stockholders	Number of Shares	Percent of Total (1)
Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,126,307	9.70%
GAMCO Investors, Inc., et. al. (3) One Corporate Center Rye, New York 10580-1435	1,343,355	11.57%
FMR Corp. (4) 82 Devonshire Street Boston, Massachusetts 02109	800,000	6.89%
Fuller & Thaler Asset Management, Inc. (5) 411 Borel Avenue, Suite 402 San Mateo, California 94402	1,880,475	16.20%

Name of Directors and Executive Officers(6)
Clete T. Brewer (7)	677,250	5.82%
Shirley Singleton (8)	323,544	2.71%
David Clancey (9)	322,544	2.70%
Terry C. Bellora (10)	221,125	1.87%
Gordon Y. Allison (11)	45,000	*
William J. Lynch (12)	53,423	*
Charles A. Sanders (13)	32,887	*
Bob L. Martin (14)	26,667	*
Michael R. Loeb (15)	28,382	*
All Directors and Executive Officers as a group.	1,886,329	14.76%

*	Less than 1%.
(1)
The percentages shown with respect to any identified individual or group, other than the entities listed under Principal Stockholders, are calculated by dividing: (i) the sum of (a) the number of shares of common stock actually owned as of March 28, 2002 plus (b) the number of shares of common stock that may be acquired through the exercise of stock options within 60 days thereof (‘‘Currently Exercisable Options’’) by (ii) the sum of 11,608,122 shares of common stock outstanding on March 28, 2002 plus the amount referenced in clause (i)(b). As of March 28, 2002, there were 2,658 record holders of Edgewater Technology, Inc. common stock.

(2)
These securities are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors Inc. (“Dimensional”) serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information set forth above and in this note (2) is based upon Dimensional’s Schedule 13G/Amendment No. 1 filing with the SEC on February 12, 2002 (reflecting its beneficial ownership information concerning our company’s common stock as of December 31, 2001).

(3)
These securities are owned by various institutional investors, which include Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Associates Limited, Gabelli Associates Fund, Gabelli International Limited and MJG Associates, Inc. (collectively “Gabelli”). Each of these entities, hold certain of the shares for investment for one or more accounts over which it has shared, sole or both investment and/or voting power for its own account, or both. Information set forth above and in this note (3) is based on Gabelli’s Schedule 13D/Amendment No. 5 filing on February 28, 2002 with the SEC (reflecting beneficial ownership information concerning our company’s common stock as of February 27, 2002).

(4)
These securities are owned by various investment companies to which FMR Corp., the parent company of Fidelity Management and Research Company (“FMR”) serves as an investment advisor, and which investment companies through boards of trustees have the power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, FMR is deemed to be a beneficial owner of such securities, however, FMR expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information above and in this note 4 is based upon FMR’s Schedule 13 G filing with the SEC on February 14, 2002 (reflecting its beneficial ownership information concerning our company as of December 31, 2001).

(5)
These securities are owned by Fuller & Thaler Asset Management, Inc. (“FTAM”) and Russell J. Fuller, President of FTAM. FTAM is a registered investment advisor. FTAM and Mr. Fuller have the power to direct investments and/or the sole power to vote the securities. Information above and in this note (5) is based upon FTAM’s and Mr. Fuller’s 13G/Amendment No. 1 filing with the SEC on February 15, 2002 (reflecting beneficial ownership information concerning our company’s common stock as of December 31, 2001).

(6)	The address of each of the directors and executive officers listed above is c/o Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880.
(7)	Includes 5,252 shares held by Mr. Brewer’s spouse, as to which Mr. Brewer disclaims beneficial ownership, and 21,000 shares subject to Currently Exercisable Options.
(8)	Includes 315,986 shares subject to Currently Exercisable Options.
(9)	Includes 315,986 shares subject to Currently Exercisable Options.
(10)	Includes 220,492 shares subject to Currently Exercisable Options.
(11)	Consists of 45,000 shares subject to Currently Exercisable Options.
(12)	Includes 1,011 shares held by a trust for which Mr. Lynch is trustee, to which Mr. Lynch disclaims beneficial ownership and 22,667 shares subject to Currently Exercisable Options.
(13)	Includes 22,667 shares subject to Currently Exercisable Options.
(14)	Consists of 26,667 shares subject to Currently Exercisable Options.
(15)	Includes 26,667 shares subject to Currently Exercisable Options.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, directors, executive officers and persons holding more than 10% of Edgewater Technology, Inc.’s common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of its directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2001.

COMPENSATION OF OUTSIDE DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

This section describes the compensation paid or payable to, the directors, the Chief Executive Officer and the other Named Executive Officers in 2001.

Compensation of Outside Directors

Annual Compensation.    Each outside director, that is a director who is not one of our employees, receives a $6,000 fee for each regular Board meeting, the annual Board meeting and certain special Board meetings that the director attends in person or by telephone. In addition, each outside director receives a $2,500 fee for each Board Committee meeting that the director attends in person or by telephone. Our outside directors may defer receipt of their Board and Board Committee fees. Mr. Martin has deferred receipt of all of his Board and Board Committee fees earned during 2001. For 2001, our outside directors in the aggregate, earned fees (both for Board and Board Committee meetings) totaling $227,500 for Board and Board Committee meetings, of which amount, $164,500 was paid in cash to our outside directors and $63,000 of such fees were deferred. We also reimbursed the outside directors for their reasonable out-of-pocket expenses in attending Board and Board Committee meetings.

Stock Options.    Under the Amended and Restated Edgewater Technology, Inc.1996 Stock Option Plan (the “1996 Plan”), each outside director receives a nonqualified stock option to purchase 20,000 shares of our common stock upon that person’s initial election as a director. Following initial election and on the date of each annual meeting thereafter, each outside director that is reelected receives an additional nonqualified stock option to purchase 5,000 shares of our common stock. Since there were no underlying shares available for stock option grants in 2001 under the 1996 Plan, the outside directors did not receive any stock option grants for their election to the Board in 2001. The 1996 Plan was amended effective March 20, 2002, to remove these outside director formula stock option grants. On February 27, 2002, the Edgewater Technology, Inc. 2000 Employee Stock Option Plan was amended, restated and renamed as the Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan (the “2000 Plan”). As part of the amendment and restatement, effective March 20, 2002, the 2000 Plan now includes the outside director formula stock option grants that were previously included in the 1996 Plan. For further detail on the amendment and restatement involving the 2000 Plan, see “—Equity Compensation Plans.”

Compensation of the Named Executive Officers

The following table summarizes the total compensation for each of the last three years paid or accrued by us for services rendered during the years indicated to our Chief Executive Officer and our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year-ended December 31, 2001 (the “Named Executive Officers”).

Name and Principal Position	Year	Summary Compensation Table
		Annual Compensation			Long Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation (2)	Securities Underlying Options	All Other Compensation (3)
Shirley Singleton, President and Chief Executive Officer	2001	$200,000	$—	$8,725	12,500	$—
	2000	190,162	68,320	9,575	444,265	—
	1999	169,231	—	9,420	—	—
David Clancey, Senior Vice President-Chief Technology Officer	2001	200,000	—	11,141	12,500	—
	2000	190,162	68,320	11,100	444,265	—
	1999	169,231	—	10,688		—
Gordon Y. Allison, Executive Vice President-General Counsel	2001	$153,000	$—	$3,600	—	$459,000
	2000	148,500	76,500	3,600	—	—
	1999	132,000	70,000	4,920	15,000	—
Clete T. Brewer, Former Chief Executive Officer	2001	350,000	—	6,000	—	950,000
	2000	350,000	—	6,000	—	—
	1999	232,500	42,500	11,331	—	—
Terry C. Bellora, Former Chief Financial Officer (1)	2001	138,462	—	7,200	—	605,070
	2000	243,846	—	7,200	222,132	433,945
	1999	212,500	24,250	13,812	65,000	—

(1)
Mr. Bellora’s employment as our Chief Financial Officer ended on December 1, 2001, and as such his salary compensation includes the amount from January 1, 2001 through his last day of employment with us. Based on Mr. Bellora’s annual salary and policy making authority during his employment with us in 2001, Mr. Bellora is considered one of the Named Executive Officers for the 2001 year.

(2)
During 1999, 2000 and 2001, other annual compensation for the Named Executive Officers, consisted of automobile allowances, club dues, matching payments with respect to a non-qualified deferred executive compensation plan, payments of life insurance premiums relating to term life policies on certain of the Named Executive Officers which were paid for by us and medical insurance premiums under our company medical insurance plan that were paid by us. The maximum matching amount by us under the non-qualified executive deferred plan for each participating executive officer for each year is $5,000.

(3)
Under Mr. Allison’s employment agreement with us, as amended, Mr. Allison was entitled to a $459,000 severance payment at the time his employment agreement was terminated. Mr. Allison’s employment agreement was terminated on June 15, 2001, whereupon Mr. Allison became an at-will employee of our company. Effective January 1, 2002, Mr. Allison’s annual base salary was reduced to $107,100. Under Mr. Brewer’s employment agreement with us, as amended, Mr. Brewer was entitled to a $950,000 severance payment at the time his employment as our Chief Executive Officer was terminated. Notwithstanding this requirement, Mr. Brewer’s employment agreement with our company was terminated on December 31, 2001, whereupon Mr. Brewer was paid $700,000. Mr. Brewer’s employment with our company and his position as Chief Executive Officer were terminated on January 8, 2002. On January 9, 2002, Mr. Brewer became our company’s Non-Executive Chairman and Mr. Brewer entered into a Nonsolicitation, Noncompetition and Nondisclosure Agreement for which our company agreed to pay Mr. Brewer $250,000. See “Certain Transactions” for further detail. Under Mr. Bellora’s employment agreement with us, as amended, he received payments of $300,000 and $200,000, respectively, during 2001 related to the consummation of the sale of our non-eSolutions business, ClinForce which occurred in March 2001 and which payments are reflected in all other compensation. Pursuant to our 1998 loan agreement and promissory note with Mr. Bellora (the “Loan”), $105,070 of all other compensation related to the forgiveness of the remaining outstanding principal and accrued but unpaid interest due our company thereunder, which is further described under “Certain Transactions” in this Proxy Statement. In 2000, for Mr. Bellora, of the all other compensation, $200,000 was paid with respect to the employment agreement amendment on December 1, 2000, where Mr. Bellora received this amount in return for: (1) agreeing to move from our Fayetteville, Arkansas corporate headquarters to our Solutions business unit offices in Wakefield, Massachusetts; (2) a reduction in his annual salary from $250,000 to $150,000 on December 1, 2000; and (3) a reduction in the term of his employment agreement from April 1, 2002 to November 30, 2001. During 2000, pursuant to the Loan, as amended, $233,945 of all other compensation related to the forgiveness of a portion of the outstanding principal and accrued but unpaid interest due our company thereunder.

Option	Grants in 2001

The following table sets forth information concerning each grant of stock options to the Named Executive Officers during 2001.

	Individual Grants
Name	Number of Securities Underlying Options Granted in 2001	Percentage of Total Options Granted to Employees in 2001	Exercise or Base Price ($/Share)(1)	Expiration Date	Grant Date Present Value ($)(2)
Shirley Singleton	12,500	21%	$4.40	6/8/11	$35,979
David Clancey	12,500	21	4.40	6/8/11	35,979
Gordon Y. Allison	—	—	—	—	—
Clete T. Brewer	—	—	—	—	—
Terry C. Bellora	—	—	—	—	—

(1)	All options were granted at the market value on the date of grant based on the last sales price of our common stock on the date of grant.
(2)
The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: volatility of our common stock of 74.66%, based upon the actual daily volatility of our stock during 2001; a risk-free rate of return of 4.92%, based on the yield of five-year U.S. Treasury notes as of the grant date; and exercise of the option five years after the grant date. The actual value, if any, the Named Executive Officers may realize upon exercise will depend on the excess of the stock price over the exercise price on the actual date the option is exercised; consequently, there is no assurance the value realized by the Named Executive Officers will approximate the value estimated by the Black–Scholes Option Valuation Model.

2001 Year-End Option Values

The following table sets forth information concerning the value of options exercised during 2001 and the value of unexercised options as of December 31, 2001 by the Named Executive Officers.

	Stock Option Exercises and Year End Values
Name	Shares Acquired on Exercise	Value Realized (1)	Number Of Securities Underlying Unexercised Options held at December 31, 2001		Value of In–the–Money Options at December 31, 2001(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Shirley Singleton	—	—	180,206	276,559	—	—
David Clancey	—	—	180,206	276,559	—	—
Gordon Y. Allison	—	—	45,000	—	—	—
Clete T. Brewer	—	—	21,000	—	—	—
Terry C. Bellora	—	—	153,853	132,279	—	—

(1)	Calculated using the difference between: (a) the closing sales price of our common stock on the date of exercise; and (b) the exercise price.
(2)
Options are “in-the-money” if the closing market price of our common stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the closing market price of our common stock on December 31, 2001, $3.95 and the exercise price of such options. As of December 31, 2001, none of the options, whether exercisable or unexercisable granted to the Named Executive Officers were in the money.

Employment Agreements

Ms. Singleton and Mr. Clancey entered into three year employment agreements with Edgewater Delaware on April 14, 2000 (the “Employment Agreement(s)”). The Employment Agreements provide for an annual base salary, a bonus to be determined annually based on incentives and performance targets with respect to our company. Annual bonuses, if payable, under the Employment Agreements, are paid in a combination of cash and stock options. At the time of execution of the Employment Agreements and in accordance with the Employment Agreements, each of Ms. Singleton and Mr. Clancey received a stock option grant for shares of Edgewater Delaware which were converted into stock options grants of our company common stock on August 31, 2000. On August 31, 2000, with respect to this conversion, each of Ms. Singleton and Mr. Clancey received a stock option grant for 444,265 shares of our common stock at an exercise price of $6.25 per share, exercisable as follows: (1) 20% on August 31, 2000; (2) 40% on February 27, 2001; (3) 70% on February 27, 2002; and (4) 100% on February 27, 2003.

The Employment Agreements contain a covenant not to compete with us during the term of the Employment Agreements and for the two year period immediately following termination with us, with certain exceptions described below. If either Ms. Singleton or Mr. Clancey is terminated without cause or either Ms. Singleton or Mr. Clancey terminate their respective Employment Agreement for Good Reason (assignment of any duties inconsistent with his or her position, authority, duties, responsibilities, or location) in the absence of a change of control involving us, then either Employment Agreement requires us to pay to the affected officer as amount equal to the lesser of: (1) his or her base salary, as applicable, over the remaining term of the respective Employment Agreement; or (2) his or her base salary, as applicable, for a two year period. In this circumstance, both Ms. Singleton and Mr. Clancey would be obligated to comply with a one year non-compete covenant involving our business, employees and customers. If Ms. Singleton or Mr. Clancey is terminated without cause or if either officer terminates for Good Reason during the term of the relevant Employment Agreement after we undergo a change of control, then as to the affected officer, each Employment Agreement requires a payment in a lump sum equal to the sum of: (a) the annual base salary for the affected officer then in effect under the respective Employment Agreement plus (b) the bonus for the affected officer for the immediately preceding year in effect under the respective Employment Agreement. In this circumstance, Ms. Singleton’s or Mr. Clancey’s non-compete shall apply for one year if they terminate employment and shall not apply at all if we terminate employment.

On December 21, 2001, Mr. Brewer’s employment agreement with us was terminated, without any further obligation of either party to the other, except for the payment of $700,000 to Mr. Brewer as further described under “Severance Agreements.” On December 1, 2001, Mr. Bellora’s employment agreement expired and his employment with us was terminated, without any further obligation of either party to the other under such agreement, except for Mr. Bellora’s salary and any unreimbursed business expenses through the date of termination. During 2001, in accordance and pursuant to Mr. Bellora’s employment agreement, as amended, Mr. Bellora received a $300,000 payment in May 2001 and a $200,000 payment in July 2001 related to the sale of our non-Solutions business, ClinForce. As of December 1, 2001, Mr. Bellora became a consultant to our company for a six month period beginning on December 1, 2001 and ending on May 31, 2002, as further described under “Certain Transactions.” On June 15, 2001, Mr. Allison’s employment agreement with us was terminated, without any further obligation to the other, except for the severance payment to Mr. Allison as further described under “Severance Agreements.” As of June 15, 2001, Mr. Allison became an “at-will” employee of our company. On January 1, 2002, Mr. Allison’s annual base salary was reduced to $107,100.

Equity Compensation Plans

The 1996 Plan allow for grants of stock options covering up to fifteen percent (15%) of our company’s outstanding common stock. The 1996 Plan allows for the grants of incentive stock options and non-qualified stock options. The 1996 Plan was amended, effective March 20, 2002, to remove the outside director formula stock option grants, which were included in the 2000 Plan as part of its amended and restatement, and to include a deferred delivery stock option exercise mechanism, with such amendments being effective March 20, 2002. All employees of our company and its subsidiaries are eligible for the grant of stock options under the 1996 Plan.
The 1996 Plan was approved by our company’s stockholders on May 8, 1998.

The 2000 Plan allows for grants of non-qualified stock options for up to four million (4,000,000) shares of our company’s common stock. The 2000 Plan was amended and restated effective March 20, 2002. Prior to the amendment and restatement of this stock option plan, officers and directors of our company were not eligible to receive stock option grants and restricted share grants or otherwise participate in this plan, although all of our company’s and its subsidiaries’ remaining employees were eligible to participate in this plan. The amendment and restatement of this plan included the following items: (1) enlargement of the eligible participant coverage to include officer and directors in addition to all our company’s and its subsidiaries’ other employees; provided, that, grants under this plan, as amended, to officers and directors may not exceed fifty percent (50%) of all of the grants under this plan; (2) harmonization of the change in control triggers in this plan to parallel those in the 1996 Plan; (3) inclusion of the outside director formula stock option grants for initial board election and each annual meeting election thereafter that were in the 1996 Plan in this plan; (4) inclusion of a deferred delivery stock option exercise mechanism; and (5) elimination of restricted share grants for our company’s common stock from this plan. Since the 2000 Plan is a “Broad-Based Plan” under the applicable NASDAQ Marketplace rules, stockholder approval of this plan, as initially adopted in August 2000 and as amended and restated effective March 20, 2002, was not required.

The Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan (the “1999 Purchase Plan”) allows for employee stock purchases of our company’s common stock at the lower of 85% of our company’s common stock as of the first or last trading day of each quarter. The 1999 Purchase Plan authorizes purchases for up to 700,000 shares of our common stock by our employees and continues in effect until October 1, 2009, unless earlier terminated. The 1999 Purchase Plan was approved by our company’s stockholders on May 22, 2000.

The following table sets forth certain information as of December 31, 2001, for all of our company’s equity compensation plans, which consist of the 1996 Plan, the 2000 Plan and the 1999 Purchase Plan.

Equity Compensation Plan Information

			(C)	(D)
Plan Category	(A) Number of Shares to be Issued upon Exercise of Outstanding Stock Options	(B) Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Issuance under Stock Option Equity Compensation Plans (Excluding Shares Reflected in Column (A))	Number of Shares Remaining Available for Issuance under Employee Stock Purchase Equity Compensation Plan
Equity Compensation Plans Approved by Stockholders:
the 1996 Plan (1)	1,583,469	$7.79	155,636
the 1999 Purchase Plan (2)				427,198
Equity Compensation Plans Not Approved by Stockholders:
the 2000 Plan (3)	1,867,124	$5.92	2,132,876

Total	3,450,593		2,288,512	427,198

(1)
Grants for shares of our common stock under the 1996 Plan is limited to 15% of our company’s outstanding common stock. The only grants outstanding under the 1996 Plan are non-qualified stock option grants, with total qualified stock option grants under the 1996 Plan being limited to 650,000 shares of our company’s common stock. No grants of qualified stock options have ever been issued under the 1996 Plan. As of December 31,2001, our company had 11,594,036 shares of outstanding common stock.

(2)
The 1999 Purchase Plan provides for purchases by our employees of up to 700,000 shares of our company’s common stock. As of December 31, 2001, 272,802 shares of our common stock had been purchased under the 1999 Purchase Plan.

(3)	The 2000 Plan provides for grants of nonqualified stock options of our company’s common stock. The 2000 Plan is limited to grants covering up to 4 million shares of our company’s common stock.

Deferred Executive Compensation Plan

We maintain an optional deferred compensation plan for certain members of management (including the Named Executive Officers) allowing them to defer a portion of their annual compensation. We match 50% of the first six percent of the annual compensation deferred by a participant. However, the annual match by us may not exceed $5,000 per participant. The funds attributable to a participant (including voluntary contributions and matching contributions) are invested among various funds designated by the plan administrator. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions)

are distributed to the participant or the participant’s beneficiary in a lump sum or in annual installments over a period of up to 15 years. A participant whose employment with us is terminated prior to death or retirement is entitled to receive his or her contributions to the plan (and any earnings thereon). However, a participant may only receive 100% of the matching contributions if he or she has completed five years of service with us. During 2001, no Named Executive Officers participated in this plan.

Severance Agreements

We entered into a termination agreement on December 31, 2001, with one of our Named Executive Officers, Clete Brewer, formerly our Chief Executive Officer, which terminated Mr. Brewer’s employment agreement with us and whose employment, with us ended on January 8, 2002. A termination payment of $700,000 was paid to Mr. Brewer in January 2002, pursuant to and in accordance with the termination agreement.

We entered into a severance agreement with one of our Named Executive Officers, Gordon Allison, our Executive Vice President—General Counsel, which terminated Mr. Allison’s employment agreement with us on June 15, 2001. The severance payment, which totaled $459,000 to Mr. Allison, was paid to Mr. Allison in July 2001, in accordance with and pursuant to his employment agreement with us. Upon termination of Mr. Allison’s employment agreement with us, he became an at-will employee of our company, with his annual base salary being reduced to $107,100 on January 1, 2002.

We entered into a severance agreement in 2000 with a former executive officer, Steve Schulte, formerly our Executive Vice President—Administration, whose employment with us ended in September 2000. The severance payments to Mr. Schulte during 2001 totaled approximately $118,000. The severance payments were paid in bi-weekly increments through September 30, 2001, which would have been the expiration date of Mr. Schulte’s prior employment agreement with us.

We entered into a severance agreement in 1999 with a former executive officer, Ted Feldman, formerly our Chief Operating Officer, whose employment with us ended in September 1999. The severance payments to Mr. Feldman during 2001 totaled $144,000. The severance payments were paid in equal monthly increments through September 30, 2001, which would have been the expiration date of Mr. Feldman’s prior employment agreement with us.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Membership and Interlocks

Our Compensation Committee is primarily responsible for determining the executive officer compensation levels of our company. Our Compensation Committee is composed entirely of independent outside directors. No member of the Compensation Committee is or has ever been one of our officers or employees. Mr. Loeb is the President and Chief Executive Officer of Synapse Group, Inc. (“Synapse”). Synapse is our company’s largest customer. During 2001, our company had revenues of $10.6 million from Synapse for Solutions services. See “Certain Transactions” later in this Proxy Statement. Except as described in the preceding sentence, no interlocking relationship exists between the members of the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Compensation Components and Goals

Executive officer compensation consists of a combination of salary, bonus and stock option awards. Each Named Executive Officer, other than Mr. Brewer, Mr. Bellora and Mr. Allison whose employment agreements were either terminated or expired during 2001, is a party an Employment Agreement that was negotiated at arms-length. The Employment Agreements are described under the section entitled “Compensation of Outside

Directors and the Named Executive Officers—Employment Agreements.” Our executive compensation strategy generally is for executives to receive a salary at or somewhat below industry averages, while being eligible for bonuses and stock option grants based on company or individual performance. We believe that lower or competitive base salary levels in combination with performance based bonuses provide our executives the potential to earn in excess of competitive industry total executive compensation if subjective and/or objective performance goals for our company are achieved. We also intend to continue to grant to our executives and other key employees stock options at the current market value of our stock. The options have no monetary value to the executives unless the market price of our common stock increases above the exercise price. We anticipate that future option grants will be based on a subjective analysis of various performance criteria, primarily earnings per share and operating profits, although future grants may not directly be tied to any one factor. Options will be granted at an exercise price equal to the closing sales price of our common stock, as reported on NASDAQ, on the date of grant, unless otherwise specified. Future cash bonus payments will be made in accordance with an incentive bonus plan that we adopt at the beginning of each year based on criteria such as revenue growth, net income, return on equity, return on assets, revenue diversification mix, divisional operating income performance, earnings per share and/or discretionary matters. We believe the mix of base salary, bonuses and stock option grants links executive compensation to our company’s operational performance.

In summary, the goals of our executive compensation program are:

•	To compensate executive employees in a manner that aligns the employee’s interests with the interests of our stockholders;
•	To encourage continuation of our company’s entrepreneurial spirit;
•	To reward executives for successful long-term strategic management;
•	To recognize outstanding performance; and
•	To attract and retain highly qualified and motivated executives.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for the compensation paid to the Chief Executive Officer and the other Named Executive Officers, unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon the attainment of performance goals and in some instances approved by stockholders. The 1996 Plan was approved by our stockholders at our May 8, 1998 annual stockholders’ meeting and was designed to meet the requirements of Section 162(m) with respect to stock option awards. The 2000 Plan has not been approved by our company’s stockholders, such that any compensation related to stock option grants to executive officers or directors that exceeds $1 million would not be deductible under Section 162(m) of the Internal Revenue Code. The performance based targets for the 2001 Bonus Plan (as defined below) were established on June 6, 2001, when the performance relative to these annual targets remained substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code.

2001 Executive Compensation

The current Named Executive Officers received their annual salary in accordance with their respective Employment Agreement and Mr. Brewer and Mr. Bellora received their salary in accordance with their employment agreements until their employment and employment agreements ended with us during the 2001 year. Mr. Allison received his salary through June 15, 2001, pursuant to and in accordance with his employment agreement, which was terminated on such date and thereafter received his salary as an “at-will” employee through the remainder of the 2001 year. During 2001, our incentive cash bonus plan (the “2001 Bonus Plan”) was tied to “performance targets.” In 2001, the performance-based targets for the 2001 Bonus Plan included annual revenue, new sales and earnings before interest, taxes, depreciation and amortization (“EBITDA”). During 2001, we also reserved discretionary authority to pay bonuses, even if the performance targets were not satisfied as part of the 2001 Bonus Plan. When we selected the performance-based targets, we also established an objective formula for calculating the maximum bonus payable to each Named Executive Officer. Under the 2001 Bonus Plan, the 2001 maximum bonus could not exceed one hundred percent (100%) of Ms. Singleton’s and Mr. Clancey’s then current year-end annual base salary. We also had discretion under the 2001 Bonus Plan in determining whether any or all of the maximum permissible bonus would actually be paid, or whether payment or vesting of any bonus would be deferred. We were also authorized under the 2001 Bonus Plan to exercise “negative discretion” by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic, individual goals or discretionary matters, which could be objective or subjective. Ms. Singleton’s and Mr. Clancey’s bonus eligibility was primarily related to a combination of 2001 annual revenue, new sales and EBITDA targets which were not satisfied, and for which they did not receive any bonus related thereto. Messrs. Brewer, Allison and Bellora did not receive any bonus under the 2001 Bonus Plan, or otherwise for 2001.

2001 Chief Executive Officer Compensation

Compensation paid during 2001, to Clete T. brewer, our Chairman and Chief Executive Officer during 2001, was comprised of $350,000 in base salary in accordance with his employment agreement, which was terminated on December 31, 2001. Mr. Brewer neither received a bonus nor any stock option grants for 2001. This report is submitted by the members of the Compensation Committee.

The Compensation Committee:
Bob L. Martin, Chairman
William J. Lynch
Michael R. Loeb

REPORT OF THE AUDIT COMMITTEE

General

As noted previously, the members of the Audit Committee are Charles A. Sanders, (Chairman), William J. Lynch and Bob L. Martin. Each of the members of the Audit Committee is independent as defined under NASDAQ Marketplace rule 4350(d)(2). The Audit Committee operates under a written charter which was appended to the Proxy Statement for the 2001 annual stockholders’ meeting and has not been altered or amended since that time (the “Charter”). The Audit Committee developed the Charter in consultation with our accounting, finance and legal departments, and our independent accountants.

Management is responsible for our company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of our company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent accountants included in their report on our company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent accountants do not assure that our company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our company’s independent accountants are in fact “independent.”

Fees

Audit Fees.    We paid a total of $75,000 to Arthur Andersen LLP for audit services, which included work on the annual audit, quarterly reviews of financial statements and SEC related matters rendered in fiscal year 2001.

Financial Information.    We did not pay Arthur Andersen LLP any professional fees in connection with the design, implementation or maintenance of our information systems, local area network and the like during fiscal 2001.

All Other Fees.    We paid a total of $447,500 to Arthur Andersen LLP for non-audit services, which included income and payroll tax consultation, federal and state tax return preparation, federal and state tax consultation with respect to our issuer tender offer consummated in January 2001 and divisional audit and review related work with respect to sale of our ClinForce, Inc. and CFRC, Inc. non-Solutions businesses sold during fiscal year 2001. The Audit Committee has considered whether the non-annual audit services provided by Arthur Andersen LLP were compatible with maintaining its independence and has determined that the nature and substance of the non-audit services, particularly since a significant portion of the other fees during fiscal year 2001 related to sale of one of our non-Solutions businesses, did not impair the status of Arthur Andersen LLP, as independent accountants.

2001 Audited Financial Statements

In connection with its function to oversee and monitor our company’s financial reporting process, the Audit Committee has reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2001. The Audit Committee also has discussed with the independent accountants for our company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent accountants, the accountants independence from our company and its management, including the matters in the written disclosures and the letter from the independent accountants as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and also considered whether the provision of the “All Other Fees” included above under “Fees” is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the year-end audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

The Audit Committee:
Charles A. Sanders, Chairman
William J. Lynch
Bob L. Martin

CERTAIN TRANSACTIONS

We lease our former corporate headquarters at 302 E. Millsap Rd. in Fayetteville, Arkansas from Brewer Investments II, L.C. The members of the limited liability company are Jerry T. Brewer, our Chairman Emeritus, and Kay Brewer, Mr. Brewer’s spouse, who are the parents of Clete T. Brewer. The total lease payments to Brewer Investments II, L.C. in 2001 for this lease from January 1, 2001 through December 31, 2001, approximated $225,000. The lease for the 302 E. Millsap Rd. premises expires in 2009 and we are currently trying to sublet the premises, consistent with the prior move of our corporate headquarters from Fayetteville, Arkansas to Wakefield, Massachusetts. We are responsible for all real estate taxes, insurance, utilities and maintenance on the 302 E. Millsap Rd. lease. We believe that the rental payments for this leased facility with the related parties described above are on terms that are as favorable to us as those that could have been obtained from unaffiliated third parties.

The outstanding balance of the Loan, as amended, to Mr. Bellora at December 31, 2000 consisted of $100,000 of principal and accrued, but unpaid interest thereon. During 2001, in accordance with and pursuant to the Loan, as amended, the principal amount of $100,000 and all accrued but unpaid interest thereon of $5,070 was forgiven as a result of Mr. Bellora’s employment with our company continuing through March 31, 2001, which was final date of the Loan, as amended. Mr. Bellora became a consultant to our company for a six month period beginning on December 1, 2001 through May 31, 2002. The consulting agreement calls for an aggregate consulting fee payment of $75,000, to be paid in monthly installments to Mr. Bellora during the six month term. See also “Compensation of Outside Directors and the Named Executive Officers—Compensation of the Named Executive Officers.”

In March 2001, our company paid the final installment under an earn-out agreement by and among our company, Ms. Singleton, Mr. Clancey and Mr. Gallo that was put into place when our company acquired all of the outstanding stock of Edgewater Delaware effective April 1, 1999, from Ms. Singleton, Mr. Clancey and Mr. Gallo. The final earn-out payment under this agreement was paid-out in March 2001 as follows: $600,000 to Ms. Singleton; $480,000 to Mr. Clancey; and $120,000 to Mr. Gallo.

On December 31, 2001, as part of a termination agreement, Clete T. Brewer, our former Chief Executive Officer, agreed to enter into a Nonsolicitation, Noncompetition and Nondisclosure Agreement (the “Noncompete Agreement”) with our company upon termination of his employment with us, whereupon within thirty (30) days of execution of the Noncompete Agreement, Mr. Brewer would be paid $250,000 by us. Upon termination of Mr. Brewer’s employment agreement on December 31, 2001, all of the nonsolicitation, noncompetition and nondisclosure provisions included in such employment agreement expired with our company. Mr. Brewer’s employment with our company was terminated on January 8, 2002. On January 9, 2002, in accordance with the termination agreement, Mr. Brewer and our company executed the Noncompete Agreement and our company paid Mr. Brewer $250,000 in accordance with the Noncompete Agreement. On January 9, 2002, Mr. Brewer became Non-Executive Chairman of the Board of Directors of our company.

During 2001, our company had revenues of $10.6 million from the Synapse Group, Inc. for Solutions services. Mr. Loeb, who joined our Board in April 2000, is also the President and Chief Executive Officer of the Synapse Group, Inc., an AOL/Time Warner Company.

We have entered into indemnity agreement with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provide for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of our company, and otherwise to the full extent permitted under Delaware law and our company’s amended and restated bylaws.

PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS

During the second half of 1999, with guidance from our financial advisor Credit Suisse First Boston Corporation, we began to explore strategic alternatives for each of our non-Solutions (staffing) businesses in an effort to maximize stockholder value. As part of this strategic alternatives process, we sold four of our staffing businesses during 2000 and executed a definitive agreement on December 15, 2000 to sell our ClinForce, Inc. and CFRC, Inc. subsidiaries, which comprised our only remaining staffing business. ClinForce, Inc. and CFRC, Inc. were sold on March 16, 2001 pursuant to this definitive agreement. On December 21, 2000, we commenced an issuer tender offer for 16,250,000 shares of our common stock at a price of $8.00 per share which was consummated in January 2001. Since prior years included both staffing operations and Solutions operations, and following the ClinForce, Inc. and CRFC, Inc. sale, our only operating business consists of Solutions services, we have included for historical reference purposes, a separate peer group for the staffing industry sector, in addition to a Solutions industry peer group relating to our current operations in the following performance graph and total return analysis.

The following chart compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Composite US Index, the SP600 IT Consulting and Services Index, the common stock of six companies in the staffing industry, and the common stock of six companies in the Solutions industry, for the five year period beginning on December 31, 1996 (the closing sale price of our common stock on this date was $12.50) and ending on December 31, 2001 (the last trading date for our common stock in the  2001 fiscal year) assuming a $100 investment in each and assuming the reinvestment of dividends. We did not pay any dividends during the period. Our self-selected peer group companies for the staffing services industry, which is the same peer group used for 2000 in our 2001 Annual Meeting Proxy Statement are: Modis Professional Services, Inc. (formerly AccuStaff Incorporated); kforce.com (formerly Romac International, Inc.); Personnel Group of America, Inc.; RemedyTemp, Inc.; SOS Staffing Services, Inc.; and Spherion Corporation (formerly Interim Services, Inc.). Our self-selected peer group companies for the Solutions industry for 2001 did change from our self selected peer group in 2000 that was used in our 2001 annual meeting proxy statement. For 2001, we removed Breakaway Solutions, Inc., marchFirst, Inc. and U.S. Interactive, Inc. from our self selected Solutions industry peer group since these entities no longer exist as operating businesses. In their place, we have included Braun Consulting, Inc., Lante Corporation and Sapient Corporation in our self selected Solutions industry peer group. As a result, our new self selected 2001 peer group for the Solutions industry consists of the following companies: Scient Corporation; Viant Corporation; Razorfish, Inc.; Braun Consulting, Inc.; Lante Corporation; and Sapient Corporation.

TOTAL RETURN ANALYSIS	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
EDGEWATER TECHNOLOGY, INC.	$100	$253.00	$179.00	$60.50	$52.00	$31.60
SP600 IT CONSULTING & SERVICES INDEX	100	168.52	197.81	223.94	48.79	46.45
SOLUTIONS PEER GROUP	100	145.40	265.88	956.77	87.57	52.40
STAFFING PEER GROUP	100	128.93	97.87	84.19	28.85	36.28
NASDAQ US INDEX	100	122.48	172.68	320.89	193.01	153.15

ITEM 2—OTHER MATTERS

The Board is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of stockholders should arise, then the proxies (or their substitutes) will vote in accordance with their best judgement.

ADDITIONAL INFORMATION

Independent Public Accountants

Fiscal 2001.    Arthur Andersen LLP was our independent public accounting firm for fiscal 2001, which is a position the firm has held since our initial public offering. We expect representatives of Arthur Andersen LLP to be present at the Annual Meeting. We will provide this accounting firm the opportunity to make a statement, if they so desire and to respond to appropriate questions.

Fiscal 2002.    Consistent with the Charter, the Board has delegated to the Audit Committee the responsibility to work with management to review the qualifications of the major national accounting firms to serve as our company’s independent public accountants for the fiscal year ending December 31, 2002. The Audit Committee will assemble a list of candidate firms, including Arthur Andersen LLP to evaluate their qualifications and to make a recommendation to the full Board. The Audit Committee has considered events to date concerning Arthur Andersen LLP and the Board and the Audit Committee will continue to monitor developments closely.

Annual Report

Our 2001 Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2001 was filed with the SEC on March 27, 2002. A copy of our 2001 Form 10-K, including any financial statements and schedules and a list describing any exhibits not included in the 2001 Form 10-K, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Kevin Rhodes, Corporate Secretary, Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880.

Information Not Incorporated

The SEC’s rules allow the information in this Proxy Statement to be incorporated by reference to and form a part of our 2001 Form 10-K. The information incorporated by reference is deemed to be part of our 2001 Form 10-K, with two exceptions. The SEC’s rules do not require the Compensation Committee Report and the Audit Committee Report to be incorporated in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Compensation Committee Report and the Audit Committee Report shall not be deemed to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate these reports by reference in some other filed document.

YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
IN THE ENVELOPE PROVIDED OR VOTE BY TELEPHONE
OR VOTE THROUGH THE INTERNET AS SOON AS POSSIBLE

EDGEWATER TECHNOLOGY, INC.

PROXYPROXY

20 HARVARD MILL SQUARE
WAKEFIELD, MASSACHUSETTS 01880

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2002

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Edgewater Technology, Inc., a Delaware corporation (the “Company”), do hereby nominate, constitute, and appoint Shirley Singleton, Kevin Rhodes and Gordon Y. Allison, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on March 28, 2002 at the Annual Meeting of its Stockholders to be held on May 22, 2002 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, at 10:00 a.m., eastern standard time, and at any and all adjournments thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

SEE REVERSE SIDE

é    FOLD AND DETACH HERE    é

Please mark your
votes as in this
☒
example.

	FOR all nominees listed (except as marked to the contrary)	WITHHELD AUTHORITY to vote for all nominees listed	Election of the following nominees as directors: 01. Clete T. Brewer 02. William J. Lynch 03. Charles A. Sanders 04. Bob L. Martin 05. Michael R. Loeb and 06. Shirley Singleton	2. In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.
1. Election of Directors.	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the space provided below.)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE.

The stockholder acknowledges receipt of the Notice of Annual Meeting, a Proxy Statement and an Annual Report and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder and in accordance with the instructions set forth in bold on the reverse side of this Proxy.
SIGNATURE(S)DATE

é    FOLD AND DETACH HERE    é

Edgewater Technology, Inc. stockholders can now give proxies to vote their shares by mail, by telephone or by using the Internet. To use the telephone or the Internet you will need your proxy card, and voter control number shown above (just below the perforation) and the tax identification number associated with your stockholder account. If you use the telephone or the Internet, the service is available through 5:00 pm EST, May 21, 2002 and there is no need for you to return the proxy card.

TELEPHONE VOTING

•	To use the telephone, you will need a touch-tone telephone. Dial 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, seven days a week.

INTERNET VOTING

•	To use the Internet, log on to the Internet and go to the following website: www.eproxyvote.com/edgw

TO VOTE VIA MAIL

•	To use the mail, fold and detach the proxy card and use the enclosed envelope, which is already addressed and requires no postage.

Your vote is important. Thank you for voting.